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                                                                    EXHIBIT 3(D)

              ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                                      OF
                   COMMUNICATIONS WORLD INTERNATIONAL, INC.



     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is Communications World International, Inc.

     SECOND: The reduction in the number of authorized shares, itemized by class and series is as follows: The number of authorized shares of Series A Preferred Stock has been reduced by 300,000, from 1,000,000 to 700,000.

     THIRD: The total number of authorized shares, itemized by class and series, remaining after reduction of the shares is as follows:

     The total number of authorized shares is 4,700,000 of which 2,000,000 are no par value common shares and 2,700,000 shares are preferred shares, each having a par value of $1.00 per share of which 700,000 preferred shares are designated Series A Preferred Stock, 100,000 shares are designated as Series B Preferred Stock, 440,000 shares are designated as Series C Preferred Stock, 250,000 shares are designated as Series E Preferred Stock, 1,100,000 shares are designated as Series F Preferred Stock and 83,500 shares are designated as Series G Preferred Stock.

     FOURTH: The Amendment was adopted by the Board of Directors of the corporation. Shareholder action was not required pursuant to Section 7-106-302 of the Colorado Business Corporation Act.

     IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed as of the ___ day of August, 1998.

                                    COMMUNICATIONS WORLD INTERNATIONAL, INC.


                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________